United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2013

sTec, Inc.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street Santa Ana, California		92705-5812
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 476-1180

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 23, 2013, sTec, Inc., a California corporation (the “Company”), Western Digital Corporation, a Delaware corporation (“WDC”) and Lodi Ventures, Inc., a California corporation and wholly-owned subsidiary of WDC (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of WDC. Pursuant to the Merger Agreement, consummation of the Merger is subject to customary conditions, including approval of the Merger Agreement and the Merger by the Company’s shareholders, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the absence of any material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole and other customary closing conditions.

On July 31, 2013, the applicable waiting period under the HSR Act expired with respect to the Merger. On August 1, 2013, the Taiwan Fair Trade Commission notified the Company and WDC that it will not exercise jurisdiction over the Merger. The transaction remains subject to other closing conditions, including, among others, approval by the Company’s shareholders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Form 8-K contains forward-looking statements regarding the proposed acquisition of the Company by WDC. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although the Company believes that the forward-looking statements contained in this Form 8-K are reasonable, it can give no assurance that its expectations will be fulfilled. Certain factors that could cause actual events not to occur as expressed in the forward-looking statements include, but are not limited to, the failure to obtain the necessary approval of the Merger by the Company’s shareholders, litigation or adverse judgments relating to the Merger and the satisfaction of various other closing conditions contained in the Merger Agreement.

Additional important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”) made from time to time, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The information contained in this Form 8-K is a statement of the Company’s present beliefs and expectations. The Company may change its belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise. Except as required by law, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof, or to reflect the occurrence of unanticipated events.

Additional Information

In connection with the proposed Merger, the Company filed a preliminary proxy statement on July 25, 2013 and will file a definitive proxy statement concerning the transaction with the SEC. The Company’s shareholders are urged to read the preliminary proxy statement (and the definitive proxy statement, when available), because they will contain important information about the

Merger. A copy of the preliminary proxy statement is available, and a copy of the definitive proxy statement, once filed, will be available on the SEC’s website at http://www.sec.gov and a copy of each may be obtained without charge upon request (by mail or telephone) to sTec, Inc., Attn: Corporate Secretary, 3001 Daimler Street, Santa Ana, California 92705-5812, telephone: (949) 476-1180, or from the “Investor Relations” section of the Company’s website, www.stec-inc.com.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed Merger. Certain directors and executive officers of the Company have interests in the Merger that may differ from the interests of the Company’s shareholders generally. Information regarding the interests of these directors and executive officers in the Merger is included in the preliminary proxy statement and will be included in the definitive proxy statement. Additional information regarding the Company’s directors and executive officers can be found in the Company’s 2013 Annual Meeting proxy statement filed with the SEC on June 7, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

sTec, Inc.

Date: August 1, 2013	By:	/s/ Robert M. Saman
Robert M. Saman Chief Legal Officer, General Counsel and Secretary